POWER OF ATTORNEY

I hereby constitute and appoint each of Maiken Keson-Brookes and Christian
Klemt, signing singly, my true and lawful attorney in fact to:
(1)	execute on my behalf any Form 3_Initial Statement of Beneficial Ownership of
Securities, Form 4_Statement of Changes of Beneficial Ownership of Securities,
or Form 5_Annual Statement of Beneficial Ownership of Securities, including any amendments, supplements or exhibits thereto (each, a "Section 16 Report"), which
I am required to file in my capacity as an officer, director or owner of greater than 10% of the outstanding shares of uniQure N.V. (the "Company") in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Act") and the rules thereunder;

(2)	do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any Section 16 Report and timely file such report with the United States Securities and Exchange Commission and any stock exchange or similar authority;

(3)	seek or obtain, as my representative and on my behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and I hereby authorize any such third party to release any such information to each of my attorneys-in-fact appointed by this Power of Attorney; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be to my benefit, in my best interest, or that I am legally required to do, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

I hereby grant to each attorney in fact hereunder full power and authority to do and perform any and every act and thing whatsoever necessary or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

I acknowledge that this Power of Attorney does not relieve me of my responsibilities to comply with Section 16 of the Act and the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Section 16 Reports with respect to my holdings of and transactions in Company securities, unless I earlier revoke it in a signed writing delivered to the attorneys in fact.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 15th day of June, 2017.


By:  /s/ Jon Garen

Print Name: Jon Garen